POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Gordon Huellmantel, Jennifer M. Matthews, James Hoffmayer, Paul T. Chryssikos, Esq., Samuel K. Goldstein, Esq., and Christina E. Pron, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the proposed reorganizations listed on Exhibit A, attached hereto, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective 12/9/2025.

Signature	Title

/s/ John Morriss John Morriss	Chairman of the Board & Trustee

/s/ James Hoffmayer James Hoffmayer	Chief Accounting Officer

/s/ Steve A. Cobb Steve A. Cobb	Trustee

/s/ Peter F. Finnerty Peter F. Finnerty	Trustee

/s/ Ken C. Joseph Ken C. Joseph	Trustee

/s/ Barbara L. Lamb Barbara L. Lamb	Trustee

/s/ Pamela L. Salaway Pamela L. Salaway	Trustee

/s/ Manisha Thakor Manisha Thakor	Trustee

/s/ Brian W. Wixted Brian W. Wixted	Trustee

/s/ Nancy B. Wolcott Nancy B. Wolcott	Trustee

Exhibit A

PROPOSED REORGANIZATIONS
Acquired Funds	Acquiring Funds

LVIP American Century Large Company Value Fund	LVIP American Century Value Fund